UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 10, 2022

CENTESSA PHARMACEUTICALS PLC

(Exact name of Registrant, as specified in its charter)

England and Wales	001-04321	98-1612294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
Mailing address:
3rd Floor
1 Ashley Road
Altrincham
Cheshire WA14 2DT
United Kingdom
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: +44 (0) 203 9206789, ext. 9999
Former name or address, if changed since last report:
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.002 per share	CNTA	Nasdaq Stock Market, LLC*
American Depositary Shares, each representing one ordinary share, nominal value £0.002 per share	CNTA	Nasdaq Stock Market, LLC
*Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market, LLC.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
On December 10, 2022, Centessa Pharmaceuticals plc (the “Company”) presented data from the Open Label Extension of the Company’s ongoing Phase 2a study of SerpinPC during an oral presentation at the ASH Annual Meeting. The presentation materials are attached to this Current Report on Form 8-K as Exhibit 99.1. In addition, the Company issued a press release titled “Centessa Pharmaceuticals Announces Additional 18-Months of Continued Treatment Data from Open-Label Extension (OLE) of Phase 2a Study of SerpinPC for Hemophilia”. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
The Company from time to time presents and/or distributes to the investment community at various industry and other conferences slide presentations to provide updates and summaries of its business. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.
The information in this Item 7.01 and Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 8.01 Other Events.
On December 10, 2022, the Company announced new data from an additional 18-months of continued treatment with SerpinPC, an investigational, subcutaneously administered novel inhibitor of activated protein C (APC), from the open-label extension (OLE) of the Phase 2a study of SerpinPC for hemophilia. The OLE data were shared in an oral presentation at the American Society of Hematology (ASH) Annual Meeting.

The OLE data show a continued favorable safety and tolerability profile for SerpinPC, including at a higher dosing regimen, as well as sustained long-term efficacy results, as measured by a reduction in the all-bleeds annualized bleed rates (ABRs). Consistent with data from the six-month repeat dose portion of the Phase 2a study, there were no thromboembolic events and no treatment-related sustained elevations of D-dimer observed throughout the 18-month OLE period reported on today. D-dimer is a sensitive measure of excess thrombin generation. In addition, there were no SerpinPC-related adverse events during the OLE period.

AP-0101 is an ongoing first-in-human open-label multi-center study to investigate the safety, tolerability, pharmacokinetics, and efficacy of subcutaneous doses of SerpinPC in male participants with severe hemophilia.

Initial Study Period (Part 1 and Part 2): Part 1a was a Single Ascending Dose (SAD) study completed in 15 healthy male subjects and Part 1b was a SAD study completed in 12 male subjects with hemophilia A or B (Part 1b: 0.1 to 1.2 mg/kg, 4 cohorts). All 12 subjects in Part 1b chose to participate in Part 2. Part 2 enrolled a total of 23 male subjects with hemophilia who were not on replacement factor prophylaxis to receive SerpinPC at 0.3, 0.6 or 1.2 mg/kg, administered as a subcutaneous injection once every 4 weeks over a 24-week period (6 total doses). As previously disclosed, one subject with a history of a skin disorder discontinued treatment due to an injection site reaction during Part 2. No other SerpinPC-related adverse events were observed during the study. The Company announced the results for Part 2 (six month repeat dose) on September 9, 2021. After Part 2, participants were offered to continue into an open-label extension (OLE) of the Phase 2a study.

OLE Period (Part 3 and Part 4): In Part 3, 22 subjects who completed Part 2 (six month repeat dose) received a flat dose of 60 mg of SerpinPC administered as a subcutaneous injection once every 4 weeks for 48 weeks. One subject emigrated out of the site country and discontinued treatment during Part 3. In Part 4, 21 subjects who completed Part 3 received 1.2 mg/kg of SerpinPC administered as a subcutaneous injection once every 2 weeks for 24 weeks. One subject discontinued treatment during Part 4 following a cancer diagnosis which the Safety Review Group determined was not related to treatment with SerpinPC.

Phase 2a OLE Data from Additional 18-Months of Continued Treatment:
•SerpinPC was well-tolerated throughout the OLE’s 18-month treatment period. There were no SerpinPC-related adverse events and no thromboembolic events or treatment-related sustained elevations of D-dimer observed throughout the OLE period. There were no treatment-related discontinuations from the OLE.
•At the highest dose tested (Part 4: 1.2 mg/kg of SerpinPC administered as a subcutaneous injection once every 2 weeks for 24 weeks (n=21)), the median all-bleeds ABR was reduced by 93% as compared to the median all-bleeds ABR prospectively measured during the pre-exposure observation period. A median ABR of 2.2 was achieved for all subjects in Part 4. Seven subjects had zero bleeds during the 24-week period. The median spontaneous joint bleeds ABR was reduced by 93% as compared to the median spontaneous joint bleeds ABR prospectively measured during the pre-exposure observation period. A median spontaneous joint bleed ABR of 2.2 was achieved for all subjects in Part 4. Nine subjects had zero spontaneous joint bleeds during the 24-week period.
•All breakthrough bleed events during the OLE period were successfully managed with the subject’s usual replacement factor without dose adjustment and did not require adjustments to SerpinPC dosing.
Detailed ABR data from the OLE are shown below:
The Company’s pivotal program for SerpinPC in hemophilia B with and without inhibitors includes a set of studies with multiple components. In the coming weeks, the Company expects to initiate PRESent-5, an observation feeder study to collect prospective observational data for minimum defined periods before switching to dosing subjects in the interventional studies planned for 2023 (https://clinicaltrials.gov/ct2/show/NCT05605678). The interventional studies include PRESent-2 (moderately severe to severe hemophilia B without inhibitors, and severe hemophilia A with and without inhibitors) and PRESent-3 (hemophilia B with inhibitors).

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements. These statements may be identified by words such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “ongoing,” “aim,” “seek,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements, including statements related to the timing of commencement of new studies or clinical trials of SerpinPC; research and clinical development plans and the timing thereof; and the development and therapeutic potential of SerpinPC.

Any forward-looking statements in this Current Report on Form 8-K are based on our current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the safety and tolerability profile of our product candidates; our ability to protect and maintain our intellectual property position; business (including commercial viability), regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about the Company; risks inherent in developing product candidates and technologies; future results from our ongoing and planned clinical trials; our ability to obtain adequate financing, including through our financing facility with Oberland, to fund our planned clinical trials and other expenses; trends in the industry; the legal and regulatory framework for the industry, including the receipt and maintenance of clearances to conduct or continue clinical testing; future expenditures risks related to our asset-centric corporate model; the risk that any one or more of our product candidates will not be successfully developed and/or commercialized; the risk that the results of preclinical studies or clinical studies will not be predictive of future results in connection with future studies; geo-political risks such as the Russia-Ukraine war and risks related to the ongoing COVID-19 pandemic including the effects of the Delta, Omicron and any other variants. These and other risks concerning our programs and operations are described in additional detail in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and our other reports, which are on file with the U.S. Securities and Exchange Commission (SEC). We explicitly disclaim any obligation to update any forward-looking statements except to the extent required by law.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.
99.1	SerpinPC Open Label Extension Presentation from ASH Annual Meeting on December 10, 2022
99.2	Press Release dated December 10, 2022
104	Cover Page Interactive Data (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 12, 2022

By:	/s/ Saurabh Saha
Name:	Saurabh Saha, M.D., Ph.D.
Title:	Chief Executive Officer